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                                                                   Exhibit 10.10

                              SEVERANCE AGREEMENT

         Agreement made on September 5, 1996, between Gadzooks, Inc., a Texas corporation (the "Company"), and Gerald R. Szczepanski ("Executive").

                                    RECITALS

         A.      Executive is currently employed by the Company.

         B. The Company and Executive desire to enter into certain agreements providing for certain events upon the termination of the Executive's employment with the Company.

         NOW THEREFORE, in consideration of the premises and mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Termination by the Company without Cause. The Company may at any time terminate Executive's employment without Cause (as defined below) by giving Executive notice of the effective date of termination (which effective date may be the date of such notice). In the event of such termination without Cause, the Company shall have the continuing obligation to make payments of base salary at the rate in effect at the effective date of such termination for a period of twelve (12) months following the effective date of such termination. The Executive will also receive the cash bonus he would have received had the Company achieved the budgeted financial performance for the fiscal year in which such termination occurs, irrespective of whether the Company actually meets such budgeted financial performance goals for such fiscal year. Such cash bonus payment shall be made when payments are otherwise made to executive officers under the Company's cash bonus plan, but in no event later than 120 days after the end of the fiscal year in which such termination occurred. In addition, the Company will continue to pay premiums for Executive's health insurance coverage under the Company's health insurance plan for a period of twelve (12) months following the effective date of such termination.

         2. Termination by the Company for Cause. The Company shall have the right to terminate Executive's employment at any time for any of the following reasons (each of which is referred to herein as "Cause") by giving Executive written notice of the effective date of termination (which effective date may be the date of such notice):

                 (A) any act of fraud or dishonesty with respect to any aspect of the Company's or any affiliate's business;

                 (B) as a result of Executive's gross negligence or willful misconduct, Executive shall violate, or cause the Company to violate, any applicable federal or state securities or banking law or regulation and as a result of such violation, shall become, or shall cause the Company or any affiliate to become the subject of any legal action or
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         administrative proceeding seeking an injunction from further violations or a suspension of any right or privilege;

                 (C) as a result of Executive's gross negligence or willful misconduct, Executive shall commit any act that causes, or shall knowingly fail to take reasonable and appropriate action to prevent, any material injury to the financial condition or business reputation of the Company or any affiliate; or

                 (D) conviction of a felony or of a crime involving moral turpitude.

       If the Company terminates Executive's employment for any of the reasons set forth above in this Section 2, the Company shall have no further obligations hereunder from and after the effective date of termination and shall have all other rights and remedies available under this or any other agreement and at law or in equity.

       3. Voluntary Termination by Executive. In the event that Executive's employment with the Company is terminated by Executive, the Company shall have no further obligations hereunder from and after the date of such termination.

       4. Complete Agreement. This Agreement embodies the complete agreement and understanding between the parties and supersedes and preempts any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way. Any severance arrangements or agreements between the Company and Executive that existed at any time prior to the execution and delivery of this Agreement are hereby terminated by Executive; provided, however, that Executive shall remain liable for any breach of such arrangements or agreements occurring during the term of such arrangement or agreement. From and after the date of this Agreement, Executive shall not be entitled to any compensation from the Company on account of any such arrangement or agreement.

       IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the day and year first above written.



                                        GADZOOKS, INC.


                                        By:  /s/ Monty R. Standifer
                                             ----------------------------------
                                        Name:  Monty R. Standifer
                                        Title: Senior Vice President and CFO


                                        /s/ Gerald R. Szczepanski
                                        ---------------------------------------
                                        Gerald R. Szczepanski





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